Company Contact:	Investor Relations:
Timothy C. Dec	John McNamara
Chief Financial Officer	Cameron Associates
Fortress International Group, Inc.	(212) 245-8800 x 205
Phone: (410) 312-9988 x 224	john@cameronassoc.com

FOR IMMEDIATE RELEASE:

Fortress International Group, Inc. Reports $6.0 Million Loss for the Second Quarter of 2008

Company Recorded $1.2 Million of Goodwill Impairment Charge;
Plans to Reduce Corporate Overhead by Approximately $4 Million Annually;
Backlog reaches $224 million

COLUMBIA, MD - August 12, 2008 - Fortress International Group, Inc. (NASDAQ: FIGI), a company providing comprehensive services for the planning, design, development and maintenance of mission-critical facilities and information infrastructure, announced today financial results for the second quarter of 2008.

For the three months ended June 30, 2008, the Company reported revenue of $20.1 million and a net loss of $6.0 million, or $0.50 per basic and diluted share, compared to revenue of $10.9 million and a net loss of $2.6 million, or $0.21 per basic and diluted share, for the second quarter of 2007. The loss included a charge to cost of revenue of $645,000 associated with a customer collections concern and a charge to selling, general and administrative expenses of $675,000 in deferred acquisition costs associated with the Company’s ongoing acquisition strategy. The results also included a total of $1.2 million of impairment charges to goodwill.

For the six months ended June 30, 2008, the Company reported revenue of $39.6 million and a loss of $8.3 million, or $0.69 per basic and diluted share, compared to revenue of $19.5 million and a net loss of $3.6 million, or $0.31 per basic and diluted share, for the six months ended June 30, 2007. The loss included a charge to cost of revenue of $645,000 associated with a customer collections concern and a charge to selling, general and administrative expenses of $675,000 in deferred acquisition costs associated with the Company’s ongoing acquisition strategy. The results also included a total of $1.2 million of impairment charges to goodwill.

Excluding the $1.2 million impairment charge, and $0.7 million in non-cash compensation, the adjusted EBITDA loss for the quarter ended June 30, 2008 was approximately $2.7 million compared to an adjusted EBITDA loss of $1.7 million for the quarter ended June 30, 2007.

Excluding the $1.2 million impairment charge, and $1.0 million in non-cash compensation, the adjusted EBITDA loss for the six months ended June 30, 2008 was approximately $3.6 million compared to an adjusted EBITDA loss of $2.6 million for the six months ended June 30, 2007.

Timothy C. Dec, Chief Financial Officer of Fortress said, “It is our objective to get this company to profitability in 2008. Although our revenues increased and we continue to be awarded new business and build backlog, we have not generated the financial results that we were anticipating to achieve. As a result, we are taking corrective actions immediately to address the losses we have incurred. The actions we are taking should result in an initial annual cost savings of more than $4 million. The moves are across the board, including reductions in the salaries of senior management. While difficult to make, these actions should reduce our fixed cost structure going forward. During the second quarter of 2008, we evaluated the carrying value of goodwill and other long lived intangible assets for impairment. Utilizing a third party, we determined that the carrying value was in excess of fair value, resulting in an impairment charge of approximately $1.2 million.”

Thomas P. Rosato, Chief Executive Officer of Fortress said, “ The industry in which we operate remains vibrant and our customer satisfaction level remains very high. The re-alignment of our cost structure should not affect our go-to-market strategy or our ability to respond to our customer requirements. The ramp-up of higher margin facilities management business has taken longer than we hoped so these latest moves position us to operate more effectively with our existing backlog of business.”

The Company defines adjusted EBITDA as earnings before non-cash stock-based compensation, interest, taxes, depreciation, amortization and impairment losses. The Company uses adjusted EBITDA as a measure of the Company’s operating trends. Investors are cautioned that adjusted EBITDA is not a measure of liquidity or of financial performance under Generally Accepted Accounting Principles (GAAP). The adjusted EBITDA numbers presented may not be comparable to similarly titled measures reported by other companies. Adjusted EBITDA, while providing useful information, should not be considered in isolation or as an alternative to net income or cash flows as determined under GAAP. Consistent with Regulation G under the U.S. federal securities laws, the non-GAAP measures in this press release have been reconciled to the nearest GAAP measure, and this reconciliation is located under the heading ”Adjusted EBITDA Reconciliation” following the Consolidated Statements of Operations included in this press release.

The Company will conduct a conference call and webcast to discuss its financial results and other development in the business on Wednesday, August 13, 2008 at 8:30 a.m. EST. The call may be accessed live by dialing 877-545-1407, passcode 4784711, five minutes before the start of the call. The audio webcast will be available via the Internet at:

www.thefigi.com

The webcast and conference call will be archived after its completion and will remain available through August 28, 2008 by dialing 888-203-1112 and entering replay passcode 4784711

FORTRESS INTERNATIONAL GROUP, INC.
CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
	2008	2007
	(unaudited)	(audited)
Current Assets
Cash and cash equivalents	$8,401,630	$13,172,210
Contract and other receivables, net	17,261,140	18,349,140
Costs and estimated earnings in excess of billings on uncompleted contracts	1,775,891	1,322,254
Prepaid expenses and other current assets	602,156	301,487
Income taxes receivable	893,322	893,322
Total current assets	28,934,139	34,038,413

Property and equipment, net	998,380	1,044,545
Goodwill	21,786,509	20,714,967
Intangible assets, net	20,656,626	21,089,136
Other assets	362,580	512,000

Total assets	$72,738,234	$77,399,061

Liabilities and Stockholders’ Equity
Current Liabilities
Notes payable, current portion	$1,252,227	$1,650,306
Accounts payable and accrued expenses	18,530,298	16,121,492
Billings in excess of costs and estimated earnings on uncompleted contracts	4,788,740	3,880,279
Total current liabilities	24,571,265	21,652,077

Notes payable, less current portion	7,106,238	7,848,661
Other liabilities	54,506	44,648
Total liabilities	31,732,009	29,545,386
Commitments and Contingencies	-	-
Stockholders’ Equity
Preferred stock- $.0001 par value; 1,000,000 shares authorized; no shares issued or outstanding	-	-
Common stock-- $.0001 par value, 100,000,000 shares authorized; 12,263,963and 12,150,400 issued; 12,099,898 and 11,992,325 outstanding atJune 30, 2008 and December 31, 2007, respectively	1,226	1,214
Additional paid-in capital	56,743,192	55,268,012
Treasury stock, 164,065 and 158,075 shares at cost at June 30, 2008 and December 31, 2007, respectively	(842,312)	(814,198)
Accumulated deficit	(14,895,881)	(6,601,353)
Total stockholders' equity	41,006,225	47,853,675

Total liabilities and stockholders’ equity	$72,738,234	$77,399,061

FORTRESS INTERNATIONAL GROUP, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

					Predecessor
	Successor (Fortress International Group, Inc.)				(TSS/Vortech)
					For the period
					January 1,
	Three Months Ended		Six Months Ended		through January 19,
	June 30, 2008	June 30, 2007	June 30, 2008	June 30, 2007	2007
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(audited)
Results of Operations:
Revenue	$20,149,876	$10,862,307	$39,581,956	$19,539,244	$1,412,137
Cost of revenue	18,038,179	9,424,029	34,059,068	16,629,595	1,108,276
Gross profit	2,111,697	1,438,278	5,522,888	2,909,649	303,861
Operating expenses:
Selling, general and administrative	5,657,424	3,424,040	10,428,454	6,061,980	555,103
Depreciation	123,217	97,245	238,456	152,676	33,660
Amortization of intangibles	619,436	567,108	1,401,498	1,007,562	-
Impairment loss on goodwill	1,217,000	-	1,217,000	-	-
Total operating costs	7,617,077	4,088,393	13,285,408	7,222,218	588,763
Operating loss	(5,505,380)	(2,650,115)	(7,762,520)	(4,312,569)	(284,902)
Interest income (expense), net	(101,938)	273,467	(145,008)	372,272	3,749
Loss from operations before income taxes	(5,607,318)	(2,376,648)	(7,907,528)	(3,940,297)	(281,153)
Income tax expense (benefit)	387,000	182,316	387,000	(349,325)	-
Net loss	$(5,994,318)	$(2,558,964)	$(8,294,528)	$(3,590,972)	$(281,153)
Per Common Share (Basic and Diluted):
Basic and diluted net loss	$(0.50)	$(0.21)	$(0.69)	$(0.31)	$-
Weighted average common shares outstanding-basic and diluted	12,093,895	12,013,491	12,083,483	11,592,599	-

FORTRESS INTERNATIONAL GROUP, INC.
ADJUSTED EBITDA RECONCILIATION

					Predecessor
	Successor (Fortress International Group, Inc.)				(TSS/Vortech)
					For the period
					January 1,
	Three Months Ended		Six Months Ended		through January 19,
	June 30, 2008	June 30, 2007	June 30, 2008	June 30, 2007	2007
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)

Net loss	$(5,994,318)	$(2,558,964)	$(8,294,528)	$(3,590,972)	$(281,153)
Interest	101,938	(273,467)	145,008	(372,272)	(3,749)
Taxes	387,000	182,316	387,000	(349,325)	-
Depreciation	123,217	97,245	238,456	152,676	33,660
Amortization	816,102	567,108	1,673,412	1,057,559	-
EBITDA	(4,566,061)	(1,985,762)	(5,850,652)	(3,102,334)	(251,242)
Non-cash equity based compenstion	654,667	263,074	1,012,413	465,433	-
Impairment loss on intangibles	1,217,000	-	1,217,000	-	-
Adjusted EBITDA	$(2,694,394)	$(1,722,688)	$(3,621,239)	$(2,636,901)	$(251,242)

ABOUT FORTRESS INTERNATIONAL GROUP, INC.

Fortress International Group, Inc. (FIGI), operating through its principal division Total Site Solutions (TSS), plans, designs, builds and maintains specialized facilities such as data centers, trading floors, call centers, network operation centers, communication facilities, laboratories and secure facilities. For more than a quarter-century, the TSS team has pioneered building robust and scalable infrastructure into mission-critical facilities. The firm offers unsurpassed expertise in the infrastructure systems (electrical, mechanical, telecommunications, security, fire protection and building automation) that are the critical facility's lifeblood. TSS’s comprehensive portfolio of services and multi-disciplinary expertise provide customers a highly respected single source for critical services that bridge the gap between IT and facilities.

Headquartered in the Baltimore-Washington corridor, FIGI provides complete turnkey facility services from the initial planning stages, to construction, to ongoing maintenance of the completed project. Its clients include the world's most demanding mission-critical organizations, including Fortune 500 firms and US government agencies. For more information, visit www.totalsiteteam.com or call 888-321-4TSS (4877).

FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements”—that is, statements related to future—not past—events, plans, and prospects. In this context, forward-looking statements may address matters such as our expected future business and financial performance, and often contain words such as “guidance,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “should,” or “will.” Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Particular uncertainties that could adversely affect the Company’s future results include: the Company’s reliance on a significant portion of its revenues from a limited number of customers; the uncertainty as to whether the Company can replace its declining backlog; risks involved in properly managing complex projects; risks relating to revenues under customer contracts, many of which can be canceled on short notice; risks related to the implementation of the Company’s strategic plan, including the ability to make acquisitions and the performance and future integration of acquired businesses; and other risks and uncertainties disclosed in the Company’s filings with the Securities and Exchange Commission. These uncertainties may cause the Company’s actual future results to be materially different than those expressed in the Company’s forward-looking statements. The Company does not undertake to update its forward-looking statements